Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Insured Series

We consent to the use in this Post-Effective Amendment No. 5 to Registration Stateme nt No. 33-54565 of our opinion dated April 24, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How the Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 10, 2000